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                                                                       EXHIBIT 8



               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]



Writer's Direct Dial: (212) 225-2980



                                         September 10, 2001



Salomon Smith Barney Holdings Inc.
TARGETS Trust XII, TARGETS Trust XIII,
TARGETS Trust XIV, TARGETS Trust XV,
TARGETS Trust XVI, TARGETS Trust XVII,
TARGETS Trust XVIII, TARGETS Trust XIX,
TARGETS Trust XX, TARGETS Trust XXI,
TARGETS Trust XXII, TARGETS Trust  XXIII,
TARGETS Trust XXIV, TARGETS Trust XXV,
TARGETS Trust XXVI and TARGETS Trust XXVII
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York New York 10013

Ladies and Gentlemen:

     We have acted as special tax counsel to Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), and TARGETS Trust XII, TARGETS Trust XIII, TARGETS Trust XIV, TARGETS Trust XV, TARGETS Trust XVI, TARGETS Trust XVII, TARGETS Trust XVIII, TARGETS Trust XIX, TARGETS Trust XX, TARGETS Trust XXI, TARGETS Trust XXII, TARGETS Trust XXIII, TARGETS Trust XXIV, TARGETS Trust


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Salomon Smith Barney Holdings Inc.
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XXV, TARGETS Trust XXVI and TARGETS Trust XXVII (each, a "Trust" and together, the "Trusts"), each a statutory business trust formed under the laws of the State of Delaware in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), for the purpose of registering (i) Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust representing undivided beneficial interests in the assets of each Trust,
(ii) certain securities to be acquired by each Trust representing interests in a forward contract of the Company (each, a "Forward Contract") which are to be issued pursuant to an indenture, a form of which forward contract and indenture are included as an exhibit to the Registration Statement (the "Indenture"), between the Company and The Chase Manhattan Bank, as indenture trustee, and
(iii) a guarantee of the Company with respect to the TARGETS of each Trust, a form of which is included as an exhibit to the Registration Statement (each, a "Guarantee").

     The TARGETS of each Trust are to be issued pursuant to an Amended and Restated Declaration of Trust, a form of which is included as an exhibit to the Registration Statement (each, a "Declaration"), among the Company, as sponsor, The Chase Manhattan Bank, as the institutional trustee, Chase Manhattan Bank Delaware, as the Delaware trustee, and Barbara A. Yastine, Michael J. Day and Mark I. Kleinman, as regular trustees.

     In rendering the opinion expressed below, we have assumed that the (i) the Indenture (as supplemented by a resolution of the Board of Directors of the Company, including any authorized committee thereof, or by a supplemental indenture, in either case relating to the Forward Contract with respect to each Trust) and the Forward Contract to be issued thereunder have each been duly executed and delivered by the parties thereto, (ii) the Declaration of each Trust has been duly executed and delivered by the parties thereto, (iii) the TARGETS of each Trust have been executed and issued in accordance with the Declaration of such Trust, (iv) the Guarantee with respect to the TARGETS of each Trust has been duly executed and delivered and (v) the transactions relating to the issuance of the TARGETS of each Trust have taken place as described in the Registration Statement.

     We hereby confirm that we are of the opinion that the statements set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus contained in the Registration Statement (the "Prospectus," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the TARGETS.

     We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit
8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain Federal Income Tax Considerations" set forth in the Prospectus. We
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Salomon Smith Barney Holdings Inc.
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disclaim any undertaking to advise you of any subsequent changes of facts stated
or assumed herein or any subsequent changes in applicable law.


                                              Very truly yours,


                                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                                              By /s/ Erika Nijenhuis
                                                 --------------------------
                                                 Erika Nijenhuis, a Partner